                                                                    Exhibit 23.3

                                        March 30, 1999

Reunion Industries, Inc.
One Stamford Landing
62 Southfield Avenue
Stamford, Connecticut 06902

   We hereby consent to the use of our name and to the description of our opinion letter, dated March 30, 1999, under the caption "Opinion of Reunion Industries' Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the proxy statement/prospectus of Reunion Industries, Inc. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    LEGG MASON WOOD WALKER, INCORPORATED

                                    By: /s/ B. Andrew Schmucker
                                       ----------------------------------------
                                       Managing Director